Exhibit 10.2

FINDER’S FEE AGREEMENT

THIS FINDER’S FEE AGREEMENT (“Agreement”) is made as of March 28, 2023 (the “Effective Date”), by and between, PetVivo Holdings, Inc., a Nevada corporation, with its principal headquarters located at 5251 Edina Industrial Blvd, Edina, MN 55439 (the “Company”), and Bancroft Capital, LLC (the “Finder”).

WHEREAS, the Finder is registered with the Financial Institution Regulatory Authority (“FINRA”) as a licensed broker dealer;

WHEREAS, the Finder has agreed to introduce the Company to potential investors who are not know by the Company (each, a “Specified Contact”) for the purpose of evaluating potential participation in the Company’s registered offering pursuant to a registration statement on Form S- 3 and any prospectus supplements (the “Financing”); and

WHEREAS, in order to induce the Finder to introduce the Specified Contacts to the Company, the Company has agreed to compensate the Finder in the event that a Specified Contact participates in the Financing on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.	Appointment

a. The Finder is authorized on a non-exclusive basis to introduce the Company to potential investors, who the Finder reasonably believes are accredited investors or qualified institutional investors (as defined in the Securities Act of 1933, as amended) for the Financing. It is specifically understood that the Finder is acting as a finder only and shall have no authority to enter into any commitments on the Company’s behalf, to negotiate the terms of a Financing, to hold any funds or securities in connection with a Financing, or to perform any act which would require the Finder to become licensed as securities or real estate brokers or dealers. The Finder acknowledges that he is responsible for its own compliance with applicable securities laws and all rules promulgated thereunder.

b. The Finder will not (i) participate in the preparation of Company investment or disclosure documents, (ii) deliver or handle any potential investor’s investment funds; (iii) provide or distribute any information, or make any oral or written statements or representations, regarding Company to potential investors; it being understood that Finder is being engaged hereunder to identify potential investors only. Finder makes and will make no representation that the information provided by Company will be materially complete and correct and will not contain any untrue statements of a fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company recognizes and confirms that the Finder (i) will be using and relying primarily on the information from Company and information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the same; and (ii) does not assume responsibility for the accuracy or completeness of the information.

c. The Company and Finder each agree to comply with applicable federal and state securities laws. The Finder acknowledges that its relationship with the Company will be disclosed and filed in certain filings that the Company makes with the Securities and Exchange Commission.

2.	Compensation.

a. In the event that a Specified Contact participates in the Financing, the Company agrees to pay the Finder cash in the amount equal to 5% of the amount actually invested by the Specified Contact and received by the Company from the sale of the Company’s common stock in the Financing.

b. The Company shall pay such compensation to the Finder within three (3) business days of the closing of the investment by such Specified Contact.

3.	Tail. The Finder shall be entitled to compensation under clause 2 hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Finder introduced to the Company during the Term of this Agreement, if such Tail Financing is consummated at any time within the 6-month period following the expiration or termination of this Agreement.

4.	Term and Termination.

a. The term of this Agreement shall be for thirty (30) days from the date of this Agreement, unless extended in writing by mutual agreement of the parties.

b.	Each party may terminate this Agreement by serving the other party 5 days prior written notice. Termination will not affect the Finder’s right to receive the compensation set forth in this Agreement for any Specified Contacts who invested in the Financing

5.	Contact Registration. The Finder shall submit the names of each Specified Contact to the Company in writing. Each such name shall be deemed to be a Specified Contact hereunder unless the Company notifies the Finder within 1 day from its receipt of such name that the Company has a pre-existing relationship with such party. The Finder will retain a list of the Specified Contacts and provide the Company with a copy of such list on a regular basis.

6.	Authority of the Company. Notwithstanding anything herein to the contrary, it is understood and agreed to by the Finder that the Company has sole discretion to accept or decline any proposed Financing, in whole or part, by a Specified Contact, without providing any reason to the Finder for such decision.

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7.	Independent Contractor. Both the Company and the Finder agree that the Finder will act as an independent contractor in the performance of its services under this Agreement. Accordingly, the Finder shall be responsible for payment of all taxes arising out of compensation paid in accordance with this Agreement.

8.	Survivability. Any obligation to pay the compensation shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company.

9.	No Assignment. This Agreement is personal to the parties hereto, and accordingly neither the Agreement nor any right hereunder or interest herein may be assigned or transferred or charged or otherwise dealt with by either party without the express written consent of the other. Notwithstanding the foregoing, however, the Company will be entitled to assign this Agreement and the Company’s rights hereunder to a successor to all or substantially all of its assets, whether by sale, merger or otherwise.

10.	Governing Law; Entire Agreement. This Agreement is governed by the laws of the State of Nevada. Venue for its enforcement shall be in any federal or state court of applicable jurisdiction in Carson City, Nevada. This Agreement supersedes all prior agreements and sets forth the entire understanding of the parties with respect to the subject matter thereof. This Agreement may not be amended or modified except by a written document signed by both parties.

11.	Severability. In the event any provision of this Agreement is held to be unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect any other provision of this Agreement.

12.	Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.	Reference to Parties. Each of the parties hereto agrees that no reference to the other party will be made in any press release or advertisement of any transaction without express approval, in writing, of such release by the other party.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile or electronic signature or an e-mail of a PDF signature which shall in all events have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties hereto have hereunder executed this Agreement as of the Effective Date.

PETVIVO HOLDINGS, INC.

By:	John Lai, Chief Executive Officer

BANCROFT CAPITAL, LLC

Jason Diamond

Head of Investment Banking Date:

March 28, 2023

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